Exhibit 24.2
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT: That the undersigned director of ReWalk Robotics Ltd. does hereby constitute and appoint Larry Jasinski and Ori Gon the lawful attorney and agent with power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable ReWalk Robotics Ltd. to comply with the Securities and Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with the Annual Report of ReWalk Robotics Ltd. on Form 10-K for the fiscal year ended December 31, 2019. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the name of the undersigned director to said report or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated.

Date: December 18, 2020

By:	/s/ Randel Richner
Randel Richner